UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☑                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

.

Invitation to the Annual General Meeting

(“Annual Shareholder Meeting”) of Allied World Assurance Company Holdings, AG (the “Company”)

Thursday, May 2, 2013, 2:00 p.m. Central European Time (doors open at 1:30 p.m. Central European Time)

at the corporate headquarters of Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland

AGENDA ITEMS

ITEM 1

Election of Class III Directors to hold Office until the Company’s Annual Shareholder Meeting in 2016

ITEM 1.1: Election of Barbara T. Alexander

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Barbara T. Alexander be elected to the Board of Directors for a three-year term expiring at the Company’s 2016 Annual Shareholder Meeting.

ITEM 1.2: Election of Scott Hunter

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Scott Hunter be elected to the Board of Directors for a three-year term expiring at the Company’s 2016 Annual Shareholder Meeting.

ITEM 1.3: Election of Patrick de Saint-Aignan

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Patrick de Saint-Aignan be elected to the Board of Directors for a three-year term expiring at the Company’s 2016 Annual Shareholder Meeting.

ITEM 2

Advisory Vote to Approve Named Executive Officer Compensation

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the US Securities and Exchange Commission (“SEC”), including the Compensation Discussion and Analysis section, compensation tables and narrative discussion, be approved.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board of Directors, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for the named executive officers.

ITEM 3

Approval of the Company’s Annual Report and Financial Statements for the Year ended December 31, 2012

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Company’s 2012 Annual Report, including the Company’s audited consolidated financial statements and its audited Swiss statutory financial statements prepared in accordance with Swiss law, each for the year and period ended December 31, 2012, respectively, be approved.

ITEM 4

Approval of the Retention of Disposable Profits

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the disposable profit on the Company’s audited Swiss statutory financial statements be carried forward as retained earnings for fiscal year 2013.

ITEM 5

Approval of the Payment of Dividends from General Legal Reserve from Capital Contributions

PROPOSAL OF THE BOARD OF DIRECTORS

The Board proposes that the following dividend in the form of a distribution from the Company’s “general legal reserve from capital contributions” account be approved. The blank numbers in the following resolution will be completed based upon the Company’s actual share capital upon the date of the Annual Shareholder Meeting and applicable exchange rate calculations described below.

1.  The aggregate amount of CHF [• (number of Common Shares as registered in the Commercial Register on the date of the Annual Shareholder Meeting)] x [• (USD 2.00 x the Foreign Exchange Rate)] (“Aggregate Dividend Amount From Capital Contributions Reserves”) shall be transferred from the Company’s “general legal reserve from capital contributions” account to a “dividends payable” liability account and then be distributed by way of a dividend of CHF [• (USD 2.00 x the Foreign Exchange Rate)] per share as follows:

2.  The Aggregate Dividend Amount From Capital Contributions Reserves shall be paid to shareholders in four installments in the amount of CHF [• (USD 0.50 per share x the Foreign Exchange Rate)] (“Quarterly Dividend Amount From Capital Contributions Reserves”) in July 2013, in October 2013, in January 2014 and in April 2014.

3.  The Quarterly Dividend Amount From Capital Contributions Reserves equals USD 0.50 (“Quarterly Dollar Amount”) based on a USD/CHF exchange ratio of CHF [• completed on the date of the Annual Shareholder Meeting] (rounded down to the next whole cent) per $1 (being the Foreign Exchange Rate). The Quarterly Dividend Amount From Capital Contributions Reserves and the Aggregate Dividend Amount From Capital Contributions Reserves are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)    The Quarterly Dividend Amount From Capital Contributions Reserves is to be adjusted as a result of currency fluctuations such that each quarterly dividend amount shall equal an amount calculated as follows (rounded down to the next whole cent):

  Quarterly Dividend Amount From Capital Contributions Reserves = Quarterly Dollar Amount x USD/CHF currency exchange ratio as reported by The Wall Street Journal on June 11, 2013, for the first quarterly dividend payment, on

 September 10, 2013, for the second quarterly dividend payment, on December 10, 2013, for the third quarterly dividend payment, and on March 11, 2014, for the fourth quarterly dividend payment.

(ii)   The adjustment of the Aggregate Dividend Amount From Capital Contributions Reserves shall be capped at CHF [• completed on the date of the Annual Shareholder Meeting] million (corresponding to 50% of the Aggregate Dividend Amount From Capital Contributions Reserves set forth in paragraph 1). The cap is subject to further adjustment for new shares issued pursuant to paragraph 4 below.

4.  The Aggregate Dividend Amount From Capital Contributions Reserves pursuant to paragraph 1 (as adjusted pursuant to paragraph 3(i) and 3(ii)) shall be increased (to a maximum of CHF [• completed on the date of the Annual Shareholder Meeting] by quarterly dividend payments on shares that are issued (i) in the course of capital increases (in relation to any merger, amalgamation, acquisition or other corporate reorganizations); (ii) from authorized share capital; or (iii) from conditional share capital after the Annual Shareholder Meeting and before the record date of the applicable Quarterly Dividend Amount From Capital Contributions Reserves. Quarterly Dividend Amounts From Capital Contributions Reserves that would otherwise exceed such maximum limit shall be reduced to equal the Swiss franc amount remaining available under such maximum limit, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that Swiss franc amount. In addition, any Quarterly Dividend Amount From Capital Contributions Reserves shall be adjusted to reflect shares repurchased by the Company after the Annual Shareholder Meeting and held in treasury on the record date of the applicable Quarterly Dividend Amount From Capital Contributions Reserves.

5.  Any Dividend Cap amount remaining after the payment of the final Quarterly Dividend Amount From Capital Contributions Reserves shall, by operation of this resolution, be immediately reallocated to the “general legal reserve from capital contributions” account included in the balance sheet of the Company’s audited Swiss statutory financial statements, without any requirement that such reallocation be approved by the Board or at any Annual Shareholder Meeting.

6.  The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts From Capital Contributions Reserves.

ITEM 6

Approval of an Amendment to the Articles of Association to Reduce the Company’s Share Capital and Eliminate its Participation Capital through the Cancellation of a Portion of Common Shares and the Remainder of Non-Voting Shares, respectively, held in treasury

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes a capital reduction through the cancellation of 1,538,686 of the Company’s registered voting Common Shares and the elimination of the remaining 29,240 registered non-voting Common Shares held in treasury as well as the corresponding amendment to the Company’s Articles of Association.

Pursuant to Swiss law, the Board of Directors is required to submit for approval both the English and the (authoritative) German versions of the proposed amendment to the Articles of Association. The following summary of the proposed changes to the Company’s current Articles of Association is qualified in its entirety by express reference to the text of the Articles 6, 7, 8 and 16 of the Articles of Association, a copy of which has been marked to indicate changes from the Company’s current Articles of Association and is attached as Appendix B to the Company’s Proxy Statement that is available at http://www.awac.com/proxy.aspx. By voting for the cancellation of the treasury shares, shareholders are also approving the corresponding amendment to our Articles of Association.

ITEM 7

Election of Deloitte & Touche Ltd. as the Company’s Independent Auditor and Deloitte AG as its Statutory Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that Deloitte & Touche Ltd. be elected as the Company’s independent auditor for purposes of SEC reporting and Deloitte AG be elected as the Company’s statutory auditor to serve until the Company’s 2014 Annual Shareholder Meeting.

ITEM 8

Election of PricewaterhouseCoopers AG as the Company’s Special Auditor

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that PricewaterhouseCoopers AG be elected as the Company’s special auditor to serve until the Company’s 2014 Annual Shareholder Meeting.

ITEM 9

Approval of Granting a Discharge to the Board of Directors and Executive Officers from Liabilities

PROPOSAL OF THE BOARD OF DIRECTORS

The Board of Directors proposes that all individuals who served as members of the Board of Directors or as executive officers of the Company be discharged from liability for their activities during the year ended December 31, 2012.

ORGANIZATIONAL MATTERS

Admission to the Annual Shareholder Meeting

Shareholders who were registered in the Company’s share register on March 6, 2013 have received the Company’s Proxy Statement and proxy card from Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of shares have received or will receive instructions from their bank, brokerage firm or other nominee acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual Shareholder Meeting are requested to obtain a power of attorney from their bank, brokerage firm or other nominee that authorizes them to vote the shares held by them on their behalf. In addition, you must bring to the Annual Shareholder Meeting an account statement or letter from your bank, brokerage firm or other nominee indicating that you are the owner of the Company’s Common Shares. Shareholders of record registered in the Company’s share register are entitled to participate in and vote at the Annual Shareholder Meeting. Each share is entitled to one vote. The exercise of voting rights is subject to the voting restrictions set out in the Company’s Articles of Association.

Shareholders who upon application become registered as shareholders of record with respect to their Common Shares in the Company’s share register and become a shareholder of record for those shares (as opposed to a beneficial holder of shares held in “street name”), after March 6, 2013, but on or before April 15, 2013, and want to vote those shares at the Annual Shareholder Meeting, will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of March 6, 2013 to vote their shares in person at the Annual Shareholder Meeting. Alternatively, they may also obtain the proxy materials by contacting the Corporate Secretary, attention Wayne H. Datz, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. Shareholders registered in the Company’s share register (as opposed to a beneficial holder of shares held in “street name”) on March 6, 2013 who have sold their Common Shares prior to April 15, 2013 will not be entitled to vote those shares at the Annual Shareholder Meeting.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual Shareholder Meeting, you have the right to grant a proxy directly to the Company officers named in the proxy card. In addition, under Swiss corporate law you can: (i) appoint Mr. Paul Buergi, of Buis Buergi AG, Muehlebachstrasse 8, P.O. Box 672, CH-8024 Zurich, Switzerland, as independent proxy, with full rights of substitution, with the corresponding proxy card; or (ii) grant a written proxy to any person who is not a shareholder. Proxies issued to the independent proxy must be received no later than noon, CET, on April 25, 2013.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the Annual Shareholder Meeting or send a proxy of their choice to the meeting unless they revoke or change their proxies. Revocations to the independent proxy must be received by him by no later than noon, CET, on April 25, 2013.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the recommendations of the Board. If new agenda items (other than those on the agenda) or new proposals or motions regarding agenda items set out in this invitation to the Annual Shareholder Meeting are being put forth before the meeting, the Company officer acting as proxy and the independent proxy will vote in accordance with the recommendation of the Board in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their bank, brokerage firm or other nominee are not entitled to participate in or vote at the Annual Shareholder Meeting.

Proxy Holders of Deposited Shares

Proxy holders of deposited shares in accordance with Swiss corporate law are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but prior to the date of the Annual Shareholder Meeting, at the Company’s corporate headquarters.

Admission office

The admission office opens on the day of the Annual Shareholder Meeting at 1:30 p.m. CET. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of Allied World Assurance Company Holdings, AG

The Company’s 2012 Annual Report contains the Company’s audited consolidated financial statements and its audited statutory financial statements prepared in accordance with Swiss law and can be accessed through the Company’s website at www.awac.com under the “Financial Report” link located in the section entitled “Investor Relations.” Copies of the 2012 Annual Report may be obtained without charge upon written request to the Corporate Secretary, attention Wayne H. Datz, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. The 2012 Annual Report may be physically inspected at the Company’s headquarters at Lindenstrasse 8, 6340 Baar, Zug, Switzerland.

Zug, April 9, 2013

On behalf of the Board of Directors

Wayne H. Datz

Corporate Secretary